EXHIBIT 16.1

                                  RODEFER MOSS
                          Certified Public Accountants
                               Investment Advisors
                             Technology Consultants


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

October 4, 2002


Gentlemen:

We have read the statements made by Eline Entertainment Group, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of September, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Rodefer Moss & Co, PLLC
Rodefer Moss & Co, PLLC


1729 Midpark Road, Suite C-200                                  185 Serral Drive
Knoxville, TN 37921                                        Greeneville, TN 37745
865-583-0091 Fax 865-583-0560                      423-638-8144 Fax 423-638-2979